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                                                                   EXHIBIT 10.20

                        AGREEMENT FOR EXERCISE OF OPTION

Pursuant to Section 15.1 and 15.2 of the Lease Agreement dated as of April 1, 1995, (the Lease) between the NATIONAL FIRE PROTECTION ASSOCIATION (LANDLORD) and ATLANTIC DATA SERVICES (TENANT) the Landlord and Tenant hereby agree on the exercise of the "Option to Extend" as set out in those sections.

Pursuant to said Sections 15.1 and 15.2 of the Lease, the term of the Lease is hereby extended for the Extended Term as defined in said Section 15.1, except as hereinafter set out.

1. Notwithstanding any provisions or formulas for determining the rent for the Extended Term, the Basic Rent for the Extended Term, as that term is referenced in Section 15.2, is hereby agreed as follows:

               YEAR #         BASIC RENT (AS DEFINED IN SECTION 1.2)
               ------         --------------------------------------

                 1                           $23.00
                 2                           $24.00
                 3                           $25.00
                 4                           $26.00
                 5                           $27.00

2. The Definitions of "Base Operating Expenses," and "Base Taxes" as contained in Section 1.2 of the Lease are hereby deleted and replaced with the following:

               Base Operating Expenses: Actual 2000 Operating Expenses Base Taxes: Actual Fiscal Year 2000 Taxes

3. The Landlord shall provide the Tenant with an allowance of $3.00 per square foot of space in the existing Leased Premises, under the Lease as amended. Such allowance shall, at the discretion of the landlord, be in the form of a payment by the Landlord to the contractor undertaking any renovation or similar work as requested by the Tenant, in accordance with the applicable provisions of the Lease. Any and all other costs of renovation similar work shall be the responsibility of the Tenant.

4. The Landlord shall provide the Tenant with an allowance of $10.00 per square foot of space added to the Lease Premises, during the Extended Term. Such allowance shall, at the discretion of the Landlord, be in the form of a payment by the Landlord to the contractor undertaking any renovation or similar work as requested by the Tenant, in accordance with the applicable provisions of the Lease. Any and all other costs of renovation similar work shall be the responsibility of the Tenant.

5. Notwithstanding the general continued effect of all provisions of the Lease in accordance with the said Section 15.1 and 15.2, the parties expressly agree that Section 14.24 regarding the Right of First Refusal, shall continue to be effective during the Extended Term.

6. Pursuant to Section 15.1 of the Lease, the Extended Term shall commence, on the day immediately succeeding the expiration date of the Initial Term and ending at the close of the day on the last day of the sixtieth calendar month thereafter. Notwithstanding such effective date, all obligations to undertake the Extended Term, shall be effective immediately and shall continue throughout the said Extended Term.



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Signed the 23rd day of November 1999.

/s/ National Fire Protection Association       /s/ Atlantic Data Services, Inc.
------------------------------------------     ---------------------------------
NATIONAL FIRE PROTECTION ASSOCIATION           ATLANTIC DATA SERVICES, INC.
LANDLORD                                       TENANT


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